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                                                                    EXHIBIT 23.6

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in this Amendment No. 2 to Form S-4 of our reports for the year ended December 31, 1998, that were utilized in aggregate as a basis for Ocean Energy, Inc.'s Form 10-K and to all references to our Firm included in this Amendment.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By:  /s/ DANNY D. SIMMONS
                                           --------------------------------
                                           Danny D. Simmons
                                           Senior Vice President


Houston, Texas
February 15, 1999